Securities And Exchange Commission

Washington, DC 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: January 6, 2005

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 6, 2005, Manhattan Associates, Inc. (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Steven R. Norton, pursuant to which Mr. Norton will serve as the Senior Vice President and Chief Financial Officer of the Company, effective February 15, 2005. Prior to joining the Company, Mr. Norton, age 43, served as the Executive Vice President and Chief Financial Officer of Concurrent Computer Corporation since October 1999.

     Pursuant to the Employment Agreement, Mr. Norton is entitled to receive an annual base salary of $255,000, with a performance related bonus targeted at $178,500 per year based on specific criteria as stated in his employment agreement. In addition, Mr. Norton will receive stock option grants totaling 175,000 shares. All of the options will vest upon a change in control of the Company. Under the Employment Agreement, Mr. Norton has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, under the Employment Agreement and a related Severance and Non-Competition Agreement (the “Severance Agreement”), Mr. Norton has agreed not to solicit the Company’s customers for a period of one year following any termination. Under the Severance Agreement, Mr. Norton is eligible to receive 12 months of his base salary in the event of termination as defined in the agreement. A copy of the Employment Agreement and the Severance Agreement are attached as Exhibits 10.1 and 10.2, respectively.

     Edward K. Quibell, the Company’s current Chief Financial Officer, will take on an expanded and focused role as Senior Vice President of mergers and acquisitions, as well as business performance improvement for the Company.

     On January 10, 2005, Manhattan Associates, Inc. (the “Company”) issued a press release regarding the Employment Agreement, the Severance Agreement and related matters. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Executive Employment Agreement by and between Manhattan Associates, Inc. and Steve Norton, effective as of January 24, 2005.

10.2	Severance and Non-Competition Agreement by and between Manhattan Associates, Inc. and Steve Norton, effective as of January 24, 2005.

99.1	Press Release, dated January 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.

By:	/s/ Peter F. Sinisgalli

Peter F. Sinisgalli
President and Chief Executive Officer

Dated: January 12, 2005